Exhibit 23-c



              CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




          We  hereby  consent  to  the   incorporation   by  reference  in  this
     Registration Statement on Form S-8 of our report dated March 8, 2005 relating to the financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of AT&T Corp. for the year ended December 31, 2004, which is incorporated by reference in the Current Report on Form 8-K of SBC Communications Inc. dated May 3, 2005.

          We also consent to the incorporation by reference in this Registration Statement of our reports dated June 22, 2005 relating to the financial statements and supplemental schedules of the AT&T Long Term Savings Plan for Management Employees, the AT&T Long Term Savings and Security Plan, the AT&T Retirement Savings and Profit Sharing Plan, the AT&T of Puerto Rico, Inc. Long Term Savings and Security Plan and the AT&T of Puerto Rico, Inc. Long Term Savings Plan for Management Employees on Forms 11-K for the year ended December 31, 2004.


                                            /s/ PricewaterhouseCoopers LLP
                                            PricewaterhouseCoopers LLP



Florham Park, NJ
November 17, 2005